Exhibit 10.21

CONTRATO DE CESIÓN DE LÍNEA DE CRÉDITO	ASSIGNMENT AGREEMENT

Entre:	By and between:

MOLINO CAÑUELAS URUGUAY S.A. una sociedad constituida y registrada bajo las leyes de la República Oriental del Uruguay, representada en este acto por el Sr. Ricardo L. Navilli en su carácter de Apoderado, domiciliado en General Pacheco 1070, Ciudad de Montevideo, República Oriental del Uruguay (en adelante el “CEDEMTE”)

MOLINO CAÑUELAS URUGUAY S.A. a company incorporated and registered under the laws of the Oriental Republic of Uruguay, represented herein by Mr. Ricardo L. Navilli in his capacity as Attorney in fact, domiciled at General Pacheco 1070, Ciudad de Montevideo, República Oriental del Uruguay, (hereinafter referred to as the “ASSIGNOR”); and

BAF Latam Credit Fund B.V., representado en este acto por los firmantes que se indican al pie del presente, domiciliada en la calle De Boelelaan 7, 1083HJ, Amsterdam, Paises Bajos (en adelante “BAF CREDIT” o “CESIONARIO” y conjuntamente con el CEDENTE, las “Partes”);

BAF Latam Credit Fund B.V., represented herein by the signatories indicated hereinbelow, domiciled at De Boelelaan 7, 1083HJ, Amsterdam, The Netherlands, (hereinafter, indistinctly, “BAF CREDIT” or “ASSIGNEE” and jointly with the ASSIGNOR, the “Parties”);

CONSIDERANDO:	WHEREAS:

I.     Que con fecha 30 de Mayo de 2017, el CEDENTE como MUTUANTE, y MOLINO CAÑUELAS S.A.C.I.F.I.A. como MUTUARIO (en adelante el “Deudor Cedido/Asianado”), suscribieron un Contrato de Préstamo (el “Contrato de Préstamo”) por la suma de USD 55.000.000,00 (Dólares Estadounidenses CINCUENTA Y CINCO MILLONES con 00/100), cuya copia se adjunta como Anexo I.

I.     Whereas on May 30th, 2017, the ASSIGNOR as the Lender, and MOLINO CAÑUELAS S.A.C.I.F.I.A., as Borrower (hereinafter, the “Assigned Debtor”), executed a Loan Agreement (the “Loan Agreement”) for an amount of USD 55,000,000.00 (United States Dollars FIFTY FIVE MILLION with 00/100). Copy of the Loan Agreement is included herein as Annex I.

II.    Que en relatión al Contrato de Préstamo descripto en el párrafo precedente, con fecha 30 de Mayo de 2017, el Deudor Cedido suscribió un Pagaré por la suma de USD 62.700.000,00 (Dólares Estadounidenses SESENTA Y DOS MILLONES SETENCIENTOS MIL con 00/100) (el “Pagaré” y junto con el Contrato de Prestamo, los “Documentos Cedidos/Atribuidos”), cuya copia del Pagaré se adjunta a la presente como Anexo II.

II.    Whereas, in relation to the Loan Agreement described in the preceding paragraph, on May 30th, 2017, the Assigned Debtor executed a Promissory Note for the amount of USD 62,700,000.00 (Dollars SIXTY TWO MILLION SEVEN HUNDRED THOUSAND with 00/100) (the “Promissory Note” and, together with the Loan Agreement, the “Assigned Documents”), which copy of the Promissory Note is included herein as Annex II.

III.   Que al dia de la fecha, en virtud de los Documentos Cedidos, el Deudor Cedido debe al CEDENTE la suma de USD 55.000.000,00 (Dólares Estadounidenses CINCUENTA Y CINCO MILLONES con 00/100), sin perjuicio de los intereses, los cuales se seguirán devengando hasta que la totalidad de las sumas adeudadas bajo los Documentos Cedidos hayan sido abonados en su totalidad, de acuerdo a los términos de la presente;

III.   As of this date, under the Assigned Documents, the Assigned Debtor owes ASSIGNOR the amount of USD 55,000,000.00 (United States Dollars FIFTY FIVE MILLION with 00/100), without prejudice of the interests, which shall continue to accrue until all sums due under the Assigned Documents are paid in full, in accordance with the terms thereof.

IV.  Que el CEDENTE desea transferir al CESIONARIO todos ios derechos y créditos resultantes de los Documentos Cedidos de acuerdo a lo establecido en el presente documento (en adelante, los “Créditos Cedidos”), y el CESIONARIO está interesado en adquirir tales derechos, créditos y obligaciones.

IV.   Whereas the ASSIGNOR wishes to transfer to the ASSIGNEE all rights and claims resulting from the Assigned Documents as provided therein (hereinafter, the “Assigned Credits”), and ASSIGNEE is interested in acquiring such rights, credits, and obligations.

En mérito a las consideraciones precedentemente establecidas, las Partes acuerdan celebrar el presente acuerdo de cesión (en adelante el Acuerdo de Cesión”), sujeto a las siguientes cláusulas y condiciones:

By virtue of the aforesaid considerations, the Parties agree to execute this assignment agreement (hereinafter, the “Assignment Agreement”) pursuant to the following terms and conditions:

EN CONSECUENCIA SE ACUERDA lo siguiente:	NOW IT IS HEREBY AGREED as follows:

1.    Por el presente el CEDENTE cede y transfiere al CESIONARIO, y el CESIONARIO reconoce y acepta todos los derechos y créditos derivados de los Documentos Cedidos de propiedad del CEDENTE. Queda expresamente establecido que todas y cada una de las obligaciones asumidas por el CEDENTE en virtud del Contrato de Préstamo serán soportadas y llevadas a cabo exclusivamente por el CEDENTE y no seran transferidas al CESIONARIO.

1.    The ASSIGNOR hereby assigns and transfers to the ASSIGNEE and the ASSIGNEE acknowledges and accepts ail rights and credits derived from the Assigned Documents held by the ASSIGNOR. It being expressly stated that any and all obligations assumed by ASSIGNOR under the Loan Agreement shall be exclusively borne and performed by the ASSIGNOR and are not transferred to the ASSIGNEE.

2.    El CESIONARIO se considerará subrogado en los derechos y créditos del CEDENTE dentro del alcance, términos y condiciones de los Documentos cedidos y se convierte en el titular único, pleno y exclusivo de todos y cada uno de ios derechos y créditos derivados de dichos acuerdos contra el Deudor cedido.

2.    The ASSIGNEE shall be considered subrogated under the rights and credits of the ASSIGNOR within the scope, terms and conditions of the Assigned Documents, and becomes the solely, full, and exclusive holder of each and every right and credit derived from such agreements against the Assigned Debtor.

3.    La cesión de los Documentos asignados será efectiva a partir del momento en que la suma del precio de adquisición se acredite en la cuenta bancaria del CEDENTE, de acuerdo con la Sección CUATRO del presente. El CESIONARIO reconoce expresa e irrevocablemente y manifiesta su conformidad que la cesión de los Documentos Asignados se hace sin ninguna responsabilidad por el CEDENTE al CESIONARIO. Por lo tanto, el CEDENTE no será responsable en caso de insolvencia del Deudor Cedido u otras partes en relación con los Documentos cedidos y / o en el caso de incumplimiento y/o quiebra del Deudor cedido para cumplir con cualquiera de sus obligaciones bajo los documentos cedidos.

3.    The assignment of the Assigned Documents shall be effective as of the Acquisition Price is credited in the ASSIGNOR’S bank account, in accordance to Section FOUR hereto. The ASSIGNEE expressly and irrevocably acknowledges and agrees that the assignment of the Assigned Documents is made without any responsibility by the ASSIGNOR to the ASSIGNEE. Therefore, the ASSIGNOR shall not be liable in the event of insolvency of the Assigned Debtor or other parties in connection with the Assigned Documents and/or in the event of Assigned Debtor’s default or Assigned Debtor’s failure to comply with any of their obligations under the Assigned Documents.

4. PRECIO:	4. PRICE:

En contraprestación por la cesión de los Documentos cedidos, el CESIONARIO pagará a CEDENTE la suma de USD 55.000.000,00 (Dólares Estadounidenses CINCUENTA Y CINCO MILLONES con 00/100) (el “Precio de Adquisición”) mediante transferencia bancaria y / o depósito bancario a la siguiente Cuenta del cedente:

As payment for the assignment of the Assigned Documents, the ASSIGNEE shall pay to ASSIGNOR the sum of USD 55,000,000.00 (United States Dollars FIFTY FIVE MILLION with 00/100) (the “Acquisition Price”) by means of bank transfer and/or bank deposit to the following ASSIGNOR’S Account:

Beneficiary: MOLINO CAÑUELAS URUGUAY S.A. Beneficiary Account/IBAN: 218321 Beneficiary Bank: HSBC Bank (Uruguay) S.A. Beneficiary Bank SWIFT code: BLICUYMM	Beneficiary: MOLINO CAÑUELAS URUGUAY S.A. Beneficiary Account/IBAN: 218321 Beneficiary Bank: HSBC Bank (Uruguay) S.A. Beneficiary Bank SWIFT code: BL1CUYMM

Intermediary Bank: HSBC Bank USA, New York	Intermediary Bank: HSBC Bank USA, New York
Intermediary bank SWIFT code: MRMDUS33	Intermediary bank SWIFT code: MRMDUS33
Intermediary bank FW/ABA code: 021001088	Intermediary bank FW/ABA code: 021001088
Beneficiary’s Bank acc in Intermediary Bank: 713006137	Beneficiary’s Bank acc in Intermediary Bank: 713006137

El recibo de la transferencia bancaria será prueba suficiente de pago del Precio de Adquisición, una vez que las sumas se acrediten en la cuenta bancaria mencionada.	The receipt of the bank transference shall be sufficient proof of payment of the Acquisition Price, once the sums are credited in the aforementioned bank account.

El Precio de Adquisición se pagará dentro de los 5 (cinco) dias hábiles contados a partir de la fecha de cumplimiento del presente.	The Acquisition Price shall be paid within 5 (five) business days counted as of the execution date hereof.

Una vez percibido el Precio de Adquisición, el CEDENTE emitirá	Once the Acquisition Price is collected, the ASSIGNOR

un remito al CESIONARIO informando la recepcion del Precio de Adquisiciόn.	shall issue a note to the ASSIGNEE informing the reception of the Acquisition Price.

5. REPRESENTACIONES Y GARANTÍAS:	5. REPRESENTATIONS AND WARRANTIES:

5.1. Las Partes representan y garantizan lo siguiente, según corresponda a cada una de ellas, en cada caso:	5.1. The Parties represent and warrant the following, as applicable to each of them, in each case:

(a)   ambas Partes declaran que tienen plena capacidad juridica, legitimación, facultades y autoridad para asumir las obligaciones previstas en el presente Contrato de Cesiόn, y no están sujetas a ninguna restricciόn legal, judicial o contractual relativa a la disposiciόn de sus bienes y derechos bajo este acuerdo;

(a)   both Parties declare that they have full legal capacity, standing, faculties and authority to assume the obligations foreseen in this Assignment Agreement, and they are not subject to any legal, judicial or contractual restriction regarding the disposition of their assets and rights under this agreement;

(b)   no existen restricciones legales, judiciales, contractuales o corporativas en relaciόn con la disposiciόn del Contrato de Cesiόn y del reconocimiento de las obligaciones asumidas en virtud del mismo;

(b) there is no legal, judicial, contractual or corporate restriction in relation to the disposition of the Assignment Agreement and the assumption of the obligations assumed hereunder;

(c)   la ejecuciόn y perfeccionamiento del presente Contrato de Cesiόn y, en particular, la cesiόn y transferencia de los Documentos cedidos a BAF CREDIT (i) no causan conflicto, incumplimiento o violaciόn bajo (1) Cualquier disposiciόn que regula los estatutos de las partes; (2) cualquier contrato o instrumento por el cual las Partes estén obligadas o sujetas a cualquier compromiso; (3) cualquier pronunciamiento judicial, medida cautelar o decreto de cualquier tribunal, organismo gubernamental, nacional o extranjero, judicial, administrativo o arbitral aplicable a las Partes o los Documentos Asignados o (4) cualquier regulaciόn y / o disposiciόn legal, ya sea nacional o extranjera, aplicable a las Partes o a los Documentos Asignados;

(c)   the execution and formalization of this Assignment Agreement and particularly the assignment and transfer of the Assigned Documents to BAF CREDIT (i) do not cause any conflict, default or violation under (1) any disposition of the articles of incorporation or by-laws of the Parties; (2) any contract or instrument by which the Parties are obliged or subject to any commitment; (3) any judgment order, injunction or decree of any court, governmental body, either national or foreign, judicial, administrative or arbitral applicable to the Parties or to the Assigned Documents or (4) any regulation and/or legal disposition, whether national or foreign, applicable to the Parties or to the Assigned Documents;

(d)   el CEDENTE declara que a la fecha del presente (i) Se ha cumplido con todas y cada una de sus obligaciones bajo los Documentos cedidos y (ii) según su conocimiento, no hay hecho de incumplimiento respecto a los Documentos atribuidos;

(d)   the ASSIGNOR declares that as of the date hereof (i) it has fulfilled any and all of its obligations under the Assigned Documents and (ii) to the best of its knowledge, there is no Event of Default under the Assigned Documents;

5.2. EI CEDENTE representa y garantiza:	5.2. The ASSIGNOR represents and warrants:

5.2.1. Que no se ha suscrito un acuerdo por el cual el Deudor Cedido pueda reclamar cualquier deducciόn o compensaciόn de las sumas adeudadas en virtud de los Documentos Atribuidos;	5.2.1. That no agreement has been entered into as a result of which the Assigned Debtor could claim any deduction or set-off of sums due by the Assigned Debtor under the Assigned Documents; and

5.2.2.     Que si el Deudor Cedido en virtud de los Documentos Atribuidos en cualquier momento posterior al perfeccionamiento de este Contrato de Cesiόn transfiere por error al CEDENTE cualquiera de los montos adeudados en virtud de los Documentos Asignados, el Cedente transferirá dichas sumas a la Cuenta Bancaria del CESIONARIO en las siguientes 24 (Veinticuatro) horas posteriores a su recepciόn;

5.2.2.     That if the Assigned Debtor under the Assigned Documents at any time after the execution of this Assignment Agreement transfers by mistake to the ASSIGNOR any of the amounts due under the Assigned Documents, the ASSIGNOR shall transfer said sums to the ASSIGNEE’s Bank Account within the following 24 (twenty-four) hours after reception; and

5.2.3.     Que el Deudor Cedido y los fiadores en los Documentos Asignados no incumplan ninguna de sus obligaciones derivadas de dichos documentos. EI CEDENTE ha cumplido debidamente todas sus obligaciones derivadas

5.2.3.     That the Assigned Debtor and Sureties under the Assigned Documents are not in Default of any of its obligations arising from the Assigned Documents. The ASSIGNOR has duly performed all its obligations derived from such agreement up to the date hereof;

de dicho acuerdo hasta la fecha del presente; y	and

5.2.4.     Que todos los documentos relacionados o en conexión con los Documentos Asignados en posesión del CEDENTE - incluyendo el Pagaré recibido de conformidad con el Contrato de Préstamo, respaldado a favor del CESIONARIO, sin ningún derecho o recurso del CEDENTE -, fueron entregados por El CEDENTE al CESIONARIO.

5.2.4.     That all documents related or in connection to the Assigned Documents in possession of the ASSIGNOR -including the Promissory Note received pursuant to the Loan Agreement, endorsed in favor of the ASSIGNEE, without any right, recourse or remedy from ASSIGNOR-, were delivered by the ASSIGNOR to the ASSIGNEE; and

5.2.5. La forma instrumental de la asignación de los Documentos Atribuidos;	5.2.5. the instrumental form of the assignment of the Assigned Documents; and

5.2.6.     La legitimidad de los Documentos y que los mismos están libremente disponibles para ellos y que no están sujetos a ningún embargo, prohibición de cesión, o cualquier derecho de retención a la fecha de este documento;

5.2.6.     the legitimacy of Assigned Documents and that Assigned Documents are freely available to them, and that they are not subject to any attachment, assignment prohibition, or any lien whatsoever as of the date hereof; and

5.2.7. Que no está sujeto a órdenes de restricción para disponer de sus bienes;	5.2.7. that it is not subject to restraining orders to dispose of its property; and

5.2.8. Que no le debe ninguna suma de dinero que pueda dar lugar a la compensación o cancelación de deudas de cualquier clase acerca de los Documentos Atribuidos;	5.2.8. that it does not owe any sum of money which may give place to set off or discharges of debts of any kind whatsoever on the Assigned Documents; and

5.2.9. La autenticidad de las firmas de cualquier documento que acredite el origen de los Documentos Atribuidos;	5.2.9. the authenticity of the signatures of any document evidencing the origin of the Assigned Documents; and

5.2.10. Que cumplirá con todas y cada una de sus obligaciones relacionadas con los Documentos atribuidos.	5.2.10. that it shall comply with any and all of their obligations related to the Assigned Documents.

6.    El CESIONARIO conviene en indemnizar y mantener al CEDENTE indemne de y contra cualquier reclamo relacionado con cualquier obligación derivada de los Documentos atribuidos que será realizada por el CEDENTE después de la fecha de perfeccionamiento de este Contrato de Cesión.

6.    The ASSIGNEE agrees to indemnify and hold the ASSIGNOR harmless from and against any claim related to any obligation arising under the Assigned Documents which shall be performed by the ASSIGNOR after the date of execution of this Assignment Agreement.

7.    Este Contrato de Cesión se regirá por las leyes del Estado de Nueva York, Estados Unidos de América. Las controversias que surjan de, fuera de o en conexión con este Acuerdo de Cesión, estarán sujetas a la jurisdicción exclusiva de los Tribunales de Nueva York a la que las Partes se someten.

7.    This Assignment Agreement shall be governed by the laws of the State of New York, United States of America. Disputes arising under, out of or connected with this Assignment Agreement shall be subject to the exclusive jurisdiction of the Courts of New York to which the Parties hereby submit.

EN FE DE LO CUAL, las partes han firmado este Contrato de Cesión en 2 (dos) copias a partir de la fecha mencionada.	IN WITNESS THEREOF, the parties hereto have executed this Assignment Agreement in 2 (two) counter copies as of the date first written above.

Suscripto por el CEDENTE en la Ciudad de Buenos Aires, República Argentina y por el CESIONARIO en la Ciudad de Montevideo, República Oriental del Uruguay, a los 30 dias del mes de Mayo de 2017	Executed by ASSIGNOR in the City of Buenos Aires, República Argentina and by ASSIGNEE in the City of Montevideo, República Oriental del Uruguay, on May 30th, 2017

Por: MOLINO CAÑUELAS URUGUAY S.A.	BAF Latam Credit Fund B.V.
Nombre: Ricardo L. Navilli	Name:
Cargo: Apoderado	Title: